UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 23, 2017

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-09764	11-2534306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Atlantic Street, Suite 1500

Stamford, CT 06901

(Address of principal executive offices) (Zip code)

(203) 328-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 23, 2017, Samsung Electronics Co., Ltd. (“Samsung”) received clearance under the EU Merger Regulation from the European Commission, and, on February 27, 2017, Samsung received clearance from the Korea Fair Trade Commission, in connection with its proposed acquisition of Harman International Industries, Incorporated (the “Company”) pursuant to the Agreement and Plan of Merger, dated as of November 14, 2016, by and among the Company, Samsung, Samsung Electronics America, Inc., and Silk Delaware, Inc. (the “Merger”).

The parties have also received the required authorizations or approvals for the Merger (or determined such authorizations or approvals are inapplicable) under the applicable regulatory laws of Brazil, Canada, Colombia, Japan, Russia and Taiwan, as well as early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. In addition, as previously disclosed, the Company received clearance from the Committee on Foreign Investment in the United States to proceed with the Merger on February 9, 2017.

The Merger remains subject to other customary closing conditions, including obtaining regulatory approvals in China and South Africa. The parties expect the Merger to close by mid-2017, and, subject to obtaining the remaining regulatory approvals, potentially before the end of the first calendar quarter of 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harman International Industries, Incorporated (Registrant)

Date: February 27, 2017	/s/ Todd A. Suko
Todd A. Suko
Executive Vice President and General Counsel